UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 25, 2022

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2022, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Kevin R. Reeves as a director of Peoples. Mr. Reeves will serve as a director of Peoples for an initial term ending at Peoples 2022 Annual Meeting of Shareholders. On January 24, 2022, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Mr. Reeves as a member of the Peoples Bank Board of Directors.

In his capacity as a non-employee director of each of Peoples and Peoples Bank, Mr. Reeves will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. Any appointments of Mr. Reeves to committees will be determined at a later date.

Mr. Reeves is Head of US Markets in Zero Carbon Energy for BP’s Gas & Low Carbon Energy Group in Columbus, Ohio. Kevin has worked for BP PLC, one of the world’s leading integrated oil and gas companies, from 2014 to present. In this role, which he assumed on January 17, 2022, he is responsible for developing and implementing BP’s renewables power marketing strategy for the U.S. Prior to assuming his current responsibilities, Mr. Reeves led BP’s energy marketing efforts in the Midwest and Northeast United States as Vice President, Natural Gas & Power Origination. Mr. Reeves has more than 25 years of energy industry experience, having previously worked for American Electric Power Service Corporation in Columbus, Ohio, from 2002 to 2014, Reliant Energy Wholesale Group in Houston, Texas, from 1999 to 2002, and Enron North America in Houston, Texas, from 1995 to 1999.

Prior to embarking on his career in the private sector, Mr. Reeves served as a PATRIOT missile battery launcher platoon leader in Germany and Saudi Arabia during the First Gulf War. Mr. Reeves holds a Bachelor of Science degree from the United States Military Academy at West Point and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Peoples has determined that neither Mr. Reeves nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K. Peoples has also determined that Mr. Reeves qualifies as an “Independent Director” as defined in Rule 5605(a)(2) of The Nasdaq Stock Market’s Corporate Governance Requirements.
A copy of the press release announcing Mr. Reeves’ election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on January 25, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	January 25, 2022	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer